UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 23, 2005, CSK Auto, Inc. ("Auto"), a wholly-owned subsidiary of CSK Auto Corporation ("Parent"), issued an additional $15.0 million of 4 5/8% Senior Exchangeable Notes due 2025 (the "Additional Notes") in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Auto previously issued $85.0 million aggregate principal amount of the 4 5/8% Senior Exchangeable Notes due 2025 on December 19, 2005 (the "Initial Notes," and together with the "Additional Notes," the "Notes"). The Additional Notes were issued upon the exercise by the initial purchaser of the over-allotment option granted by Auto to purchase an additional $15.0 million principal amount of the Notes. The issuance of the Additional Notes brings the total aggregate principal amount of Notes outstanding to $100 million. The aggregate offering price of the Additional Notes was $15.0 million, and the aggregate discount to the initial purchaser of the Additional Notes was $450,000.

The Notes were issued pursuant to an Indenture, dated as of December 19, 2005, among Auto, Parent, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the "Indenture"). The Indenture is filed as Exhibit 4.1 to this Current Report, and the description of the terms of the Indenture in Item 2.03 is qualified in its entirety by reference to such exhibit.

As previously announced, the Notes bear interest at a rate of 4.625% per year until December 15, 2010 and will bear interest at a rate of 4.375% per year thereafter. Interest on the Notes is payable semi-annually in arrears on December 15 and June 15 of each year, beginning on June 15, 2006. The Notes mature on December 15, 2025, unless earlier exchanged, redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Notes are exchangeable into cash and shares, if any, of Parent’s common stock, prior to stated maturity, under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after January 29, 2006, if the last reported sale price of Parent’s common stock is greater than or equal to 130% of the exchange price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) if Auto calls the Notes for redemption; or (3) upon the occurrence of certain corporate transactions described in the Indenture. The exchange rate will initially be 49.8473 shares of Parent’s common stock per $1,000 principal amount of Notes, which is equivalent to an exchange price of approximately $20.06 per share of Parent’s common stock, subject to adjustment upon the occurrence of specified events. Upon exchange, Auto will deliver cash equal to the lesser of the aggregate principal amount of Notes to be exchanged and its total exchange obligation, and in the event its total exchange obligation exceeds the aggregate principal amount of Notes to be exchanged, shares of Parent’s common stock in respect of that excess.

Auto may redeem some or all of the Notes for cash, at any time and from time to time, on or after December 15, 2010 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the redemption date. Holders may require Auto to repurchase some or all of the Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the repurchase date on December 15, 2010, December 15, 2015, and December 15, 2020, or following a fundamental change as described in the Indenture.

The Notes are Auto’s direct, unsecured and senior obligations and rank equal in priority with all of Auto’s existing and future unsecured and senior indebtedness and senior in right of payment to all of Auto’s existing and future subordinated indebtedness. The Notes are guaranteed by Parent and by all of Auto’s present and future domestic subsidiaries (including the entities formed and acquired in connection with the previously announced acquisition of Murray’s Inc.), jointly and severally, on a senior basis. Payment of principal and interest on the Notes will be structurally subordinated to the liabilities of any of Auto’s future non-guarantor subsidiaries.

Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated December 19, 2005, among Auto, Parent, the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as initial purchaser (the "Registration Rights Agreement"). The Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report, and the description of the terms of the Registration Rights Agreement in this Item 2.03 is qualified in its entirety by reference to such exhibit.

Under the Registration Rights Agreement, Auto has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the shares of Parent’s common stock issuable upon exchange thereof pursuant to Rule 415 under the Securities Act no later than the 90th day after the date of the issuance of the Notes and thereafter use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 180 days after the date of the issuance of the Notes and keep the shelf registration statement effective as specified in the Registration Rights Agreement. If Auto fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the Notes at a rate equal to 0.25% per annum of the outstanding principal amount thereof for the first 90 days after the occurrence of the event of default and 0.50% per annum of the outstanding principal amount thereof after the first 90 days. In no event shall such additional interest accrue at a rate exceeding 0.50% per annum.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure relating to the issuance of the Additional Notes required by this item is included in Item 2.03 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

Exhibit 4.1 - Indenture, dated as of December 19, 2005, among CSK Auto, Inc., CSK Auto Corporation, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (including form of Note) (incorporated by reference to Exhibit 4.1 to CSK Auto Corporation's Current Report on Form 8-K, filed on December 20, 2005 (File No. 001-13927)).

Exhibit 10.1 - Registration Rights Agreement, dated December 19, 2005, among CSK Auto, Inc., CSK Auto Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as initial purchaser (incorporated by reference to Exhibit 10.2 to CSK Auto Corporation's Current Report on Form 8-K, filed on December 20, 2005 (File No. 001-13927)).

Forward Looking Statements
Portions of this filing may constitute “forward-looking statements” as defined by federal law. Although Parent believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in Parent's performance is contained in Parent's filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

December 23, 2005	By:	/s/ Randi V. Morrison

Name: Randi V. Morrison
Title: Vice President, General Counsel & Secretary